Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-158299, 333-149940, 333-145537, 333-104136, 333-77016 and 333-63638) and Form S-3 (No. 333-162114) of the Princeton Review, Inc. of our report dated February 19, 2010 relating to the financial statements of Penn Foster Education Group, Inc., which appears in the Current Report on Form 8-K/A of The Princeton Review, Inc. dated February 19, 2010.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 19, 2010